UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2008

CHELSEA THERAPEUTICS INTERNATIONAL, LTD.

(Exact name of registrant as specified in its charter)

Delaware	000-51462	20-3174202
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)

3530 Toringdon Way, Suite 200, Charlotte, North Carolina 28277

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (704) 341-1516

13590 Ballantyne Corporate Place, Unit 325, Charlotte, North Carolina 28277

(Former address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c) On June 17, 2008, Chelsea Therapeutics International, Ltd. announced that it had hired Joseph Oliveto as the Company’s Vice President of Operations, effective June 13, 2008.

Mr. Oliveto was previously employed in the position of Executive in Residence at Pappas Ventures while still an employee of Roche USA Finance Inc. from July 2006 until June 2008. Prior to July 2006 Mr. Oliveto served as Global Alliance Director beginning in March 2003 at Hoffmann-La Roche. Mr. Oliveto is 41 years old and has no familial relationships with any executive officer or director of the Company. Other than his employment, there have been no transactions in which the Company has participated and in which Mr. Oliveto had a direct or indirect material interest involving in excess of $120,000 since January 1, 2007, the beginning of our last completed fiscal year.

Item 7.01.	Regulation FD Disclosure.

The Company is furnishing as an exhibit to this Form 8-K a press release, dated June 17, 2008, announcing Mr. Oliveto’s employment with the Company.

Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description
99.1	Press release dated June 17, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHELSEA THERAPEUTICS INTERNATIONAL, LTD.

Date: June 17, 2008	/s/ J. Nick Riehle
J. Nick Riehle, Chief Financial Officer